SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendent No.      )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[_]  Prelliminary Proxy Statement      [_] Confidential, for Use of the
                                           Commission Only (as permitted
                                           Rule 14a-6 (e) (2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Statement
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240

                              DAVCO RESTAUTANTS, INC.
-------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than the Registrant

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 Notes:

 DAVCO RESTAURANTS, INC.


  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of DavCo Restaurants, Inc. (the "Company") will be held at the offices of the Company, 1657 Crofton Boulevard, Crofton, Maryland 21114, on
January 29, 1997, at 9:30 o'clock a.m., eastern time, for the following purposes:

          1.   To elect nine Directors to serve until the next
     Annual Meeting of Shareholders;

          2.   To approve the 1997 Director Stock Option Plan.

          3.   To approve the 1997 Employee Stock Option
Plan.

          4.   To elect an Auditor for the Company for the
ensuing year; the Board of Directors    of the Company has
recommended Arthur Andersen LLP, the present Auditor, for election as Auditor; and

          5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on December 16, 1996, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

                                   By order of the
                                   Board of Directors

                                   s/Harvey Rothstein
                                   ----------------
                                   Harvey Rothstein
                                   Secretary

Crofton, Maryland
December 30, 1996


                          December 30, 1996


          DavCo Restaurants, Inc.
           1657 Crofton Boulevard
          Crofton, Maryland 21114

              PROXY STATEMENT

 Annual Meeting of Shareholders to be Held
             January 29, 1997


     Any shareholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by revoking the Proxy in person at the meeting, by executing a later-dated proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the Annual Meeting of Shareholders if the signer of the Proxy was a shareholder of record on December 16, 1996 (the "Record Date").

     The Proxy is solicited by the Board of Directors of the Company. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some Shareholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for Proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company.

     On the Record Date, there were outstanding and entitled to vote at the meeting 6,587,628 shares of the Company's Common Stock (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. This proxy statement is first being sent to the shareholders on or about December 30, 1996. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.


          MATTERS TO BE ACTED UPON

1.   Election of Directors

     Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the full Board of Directors shall be nine. Proxies are solicited in favor of the nominees named on the following pages and it is intended that the proxies will be voted for the nine nominees. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.
Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify.

     Information Regarding Nominees for Election of Directors

     A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships and the ages (as of December 31, 1996) of each person nominated to become a director of the Company are set forth on the following pages.
Except as indicated below, there are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.


Name
Principal Occupation and Other Information


Ronald D.
Kirstien
Mr. Kirstien has served as Chairman of the Board and Chief Executive Officer of the Company since
1987, and President of DavCo Food, Inc., formerly the Company's operating subsidiary ("DavCo") since 1983. Mr. Kirstien joined DavCo in 1980 as
Vice President of Operations. He began his career in 1961 with Gino's Restaurants, Inc., and transferred to the Rustler division of Gino's
Restaurants, Inc. in 1973.  Age 51.  Director since
December 1987.


Harvey
Rothstein
Mr. Rothstein has served as Secretary and Executive Vice President of the Company and
Executive Vice President of Real Estate and
Development of DavCo since 1987. Mr. Rothstein joined DavCo in 1979, and became Vice President of Real Estate and Development in 1980. From
1978 to 1979, Mr. Rothstein was the manager of franchise development for Arthur Treacher's, Inc.
Age 53.  Director since December 1987.


Gino Marchetti
Mr. Marchetti co-founded Gino's Restaurants, Inc.,
a publicly-traded company which operated a
hamburger restaurant chain, in 1958 and served on
the board of directors of Gino's Restaurants, Inc.
until 1982.  Mr. Marchetti served on the board of
directors of DavCo from December 1987 to August
1993.  Mr. Marchetti was also a professional
football player with the former Baltimore Colts and
has been inducted into the National Football
League's Hall of Fame.   Age 70.  Director since
September 1993.


James D.
Farley
Mr. Farley served as Vice Chairman and Director of
Citibank, N.A. and Citicorp from 1984 until his retirement in 1991. Mr. Farley also currently serves as director of Moore Corporation, Ltd., a provider of business forms, and is the Chairman of the Hartford Foundation, a non-profit organization. Age
70.  Director since February 1993.


Harold O.
Rosser
Mr. Rosser is currently a principal in the private equity firm of Bruckman, Rosser, Sherrill & Co., Inc.
Prior to 1995, Mr. Rosser served as Managing
Director of Citicorp Venture Capital, Ltd. since 1994 and Vice President of Citicorp Venture Capital, Ltd.
since 1987, after spending 12 years with Citicorp and Citibank, N.A. in various corporate finance positions. Mr. Rosser also currently serves as a director of Jitney-Jungle Stores of America, Inc.
and Restaurant Associates Corp. Mr. Rosser previously served as a member of the Company's board of directors from 1991 to mid-1993. Age 48.
Director since September 1993.


Byron L. Knief
Mr. Knief currently serves as President of Citicorp
Capital Investors, Ltd. and Senior Vice President of
Citicorp Venture Capital, Ltd.  Mr. Knief joined
Citicorp in 1966 and has run a variety of Citicorp businesses in the United States, Canada, Latin
America and Europe. Mr. Knief also currently serves as a director of Fonorola, Inc., a Canadian telephone company. Mr. Knief previously served as a director of the Company from 1991 to mid-1993.
Age 54.  Director since September 1993.


Barton J.
Winokur
Mr. Winokur has been a partner of the law firm of Dechert Price & Rhoads since 1972. He is the chairman of the firm's Mergers and Acquisitions and International Law Service Groups. His practice encompasses a broad range of corporate matters, with emphasis on international business law and negotiations of mergers and acquisitions. Mr.
Winokur also currently serves as director of AmeriSource Corporation, a drug wholesaling company, The Bibb Company, a manufacturer of home textiles, CDI Corporation, a provider of consulting and engineering, temporary help and executive placement services, and Farm Fresh, Inc., a chain of supermarket grocery stores. Age
56.  Director since September 1993.



Edward H.
Chambers
Mr. Chambers is Executive Vice President -
Finance and Administration for Wawa, Inc., an operator of Mid-Atlantic convenience stores with sales in excess of $900 million. From 1984 to 1988, Mr. Chambers served as President and Chief
Executive Officer of Northern Lites, Ltd., a start-up venture operating quick service restaurants. From
1976 to 1984, he served as Senior Vice President -
Finance and then President of the Kentucky Fried
Chicken Retail Operations of Heublien/RJR
Nabisco. Mr. Chambers presently serves as a member of the board of directors of Nobel
Education Dynamics, a publicly traded company, and of Riddle Memorial Hospital. Age 59. Director since 1995.



Charles
Corpening
Mr. Corpening joined and became an officer of Citicorp Venture Capital, Ltd. in 1994. Prior to joining CVC, Mr. Corpening was a Vice President with Roundtree Capital Corporation, a private investment firm based in Stamford, Connecticut.
Additionally, he had worked with the Rockefeller
Group and the Mergers and Acquisitions Group of Paine Webber, Inc. He received his A.B. from
Princeton University and his M.B.A. from Columbia
Business School. Mr. Corpening is also a director of Kemet Corporation, Chase Brass and W.B.
Bottling.  Director since 1995.



2.   Approval of the 1997 Director Stock Option Plan.

          The Board of Directors recommends that the shareholders vote FOR the approval of the Company's 1997 Director
Stock Option Plan (the "1997 Director Plan"). The 1997 Director Plan is intended to enable the Company to provide incentive compensation to directors of the Company and the Company's subsidiaries who are not employees of the Company.

          The Plan was adopted, subject to shareholder approval, by the Board of Directors on September 17, 1996. The following is a description of the 1997 Director Plan, a copy of which is attached as Exhibit A to this Proxy Statement. The description which follows is qualified in its entirety by Exhibit A. For a discussion of the federal income tax consequences relevant to the 1997 Director Plan, see "Federal
Income Tax Consequences Relevant to Stock Option Plans" below.

          The 1997 Director Plan provides solely for the award of
nonqualified stock options to certain non-executive directors of the
Company and its subsidiaries.  Each of Messrs. Chambers, Farley,
Marchetti, Rosser and Winokur will be awarded 4,000 stock options upon their re-election to the Board of Directors. In addition, 4,000 stock options will be awarded to one director of MDF, Inc., a wholly-owned subsidiary of the Company ("MDF").  Each such award will be at fair market value on the date of grant. 100% of the options will become exercisable on the first anniversary date following the date of grant and generally will expire
ten years following the date of grant.   No options granted under the 1997
Director Plan may be transferred other than by will or the laws of descent or distribution.

          An aggregate of 24,000 shares of Common Stock of the Company will be reserved for issuance under the 1997 Director Stock
Option Plan. Except for any other adjustments made by the Board of Directors relating to a stock split or certain other changes in the number of shares of Common Stock, or to reflect extraordinary corporate transactions, further increases in the number of shares authorized for issuance under the 1997 Director Plan must be approved by the shareholders of the Company.

          The following table sets forth the benefits to be received by each of the named group on January 29, 1997 under the 1997
Director Plan, assuming that the 1997 Director Plan is approved by the shareholders.


              NEW BENEFIT PLANS
        1996 Director Stock Option Plan(1)
    Name                          Number of Units
  ---------                       ----------------
Non-Executive Director Group         24,000




(1)  Dollar value of the benefits not determinable as of the date hereof.

3.   Approval of the 1997 Employee Stock Option

     The Board of Directors recommends that the shareholders vote
FOR the approval of the Company's 1997 Employee Stock Option Plan
(the "1997 Plan"). The 1997 Plan is intended to enable the Company to provide incentive compensation to key employees.

     The 1997 Plan was adopted, subject to shareholder approval, by the Board of Directors on September 17, 1996. The following is a description of the 1997 Plan, a copy of which is attached hereto as Exhibit
B. The description which follows is qualified in its entirety by Exhibit B. For a discussion of the federal income tax consequences relevant to the 1997 Plan, see "Federal Income Tax Consequences Relevant to Stock
Option Plans" below.

     The 1997 Plan provides solely for the award of 31,000 nonqualified stock options to nine executives ("Executives") of the Company upon approval of the 1997 Plan by the shareholders. Under the 1997 Plan, the following options will be awarded to each of the following designated executive officers: (1) 7,500 stock options each to the Company's Chief Executive Officer, Ronald Kirstien and the
Company's Executive Vice President, Harvey Rothstein; (2) 3,000 stock options to each of the Company's two Senior Vice Presidents, Joseph
Cunnane and Richard Borchers; (3) 3,000 stock options to the Company's Vice President of Finance, Charles C. McGuire, III; (4) 2,000 stock options each to the Company's remaining two Vice Presidents; and
(5) 1,500 stock options to each of the Company's two Division Vice Presidents. Each award will be at fair market value on the date of grant and generally will expire on the tenth anniversary of the date of grant. 20% of the options will vest on each of the first five anniversaries of the date of grant and such options will become exercisable upon vesting. In the event that any Executive's employment with the Company is terminated for any reason whatsoever, all unvested options will expire and be permanently forfeited. No options granted under the 1997 Plan may be transferred other than by will or the laws of descent and distribution.

     An aggregate of 31,000 shares of Common Stock of the Company will be reserved for issuance under the 1997 Plan. Except for any other adjustments made by the Board of Directors relating to a stock split or certain other changes in the number of shares of Common Stock, or to reflect extraordinary corporate transactions, further increases in the number of shares authorized for issuance under the 1997 Plan must be approved by the shareholders of the Company.

     The following table sets forth the benefits by each of the named group on January 29, 1997 under the 1997 Plan, assuming the 1997 Plan is approved by the shareholders.


                            NEW BENEFIT PLANS
                    1997 Employee Stock Option Plan(1)


             Name                                Number of Units
            ------                             ------------------
Ronald D. Kirstien                                     7,500
  President and Chief Executive Officer
Harvey Rothstein                                       7,500
  Executive Vice President
Joseph F. Cunnane III                                  3,000
  Senior Vice President
Richard H. Borchers                                    3,000
  Senior Vice President
Charles C. McGuire, III                                3,000
  Vice President of Finance
Executive Group (5 persons)                           24,000
Non-Executive Officer                                  7,000
       Employee Group (4 persons)

(1)  Dollar value of the benefits not determinable as of the date hereof.


4.   Election of Auditors

     The Board of Directors recommends that the shareholders vote
FOR the election of the firm of Arthur Andersen LLP as the auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending September 27, 1997. It is intended that the proxies in the form enclosed with this proxy statement will be voted for such firm unless shareholders specify to the contrary in their proxies or specifically abstain from voting on this matter.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

5.   Other Business

     The Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.






SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth certain information regarding beneficial ownership of Common Stock as of December 16, 1996, by each person or entity known to the Company who owns of record or beneficially five percent or more of the Common Stock, by each named executive officer and director nominee and all officers and director nominees as a group. Unless otherwise indicated, the business address of each person or entity listed below is 399 Park Avenue, New York, New York 10043.

                                                                 Percentage of Outstanding
                                         Number of Shares of         Common Stock(1)
Name                                        Common Stock          (*denotes less than 1%)
----------------------------------         ---------------        --------------------------

Citicorp Venture Capital, Ltd. (2) . . . .    3,133,049                    47.6%
Ronald D. Kirstien (3)(4). . . . . . . . .      483,038                     7.1
Harvey Rothstein (3)(4)(5) . . . . . . . .      380,492                     5.7
James D. Farley (6). . . . . . . . . . . .       43,322                      *
Byron L. Knief (7) . . . . . . . . . . . .       45,742                      *
Harold O. Rosser (8) . . . . . . . . . . .       76,829                     1.2
Gino Marchetti (9)(10) . . . . . . . . . .        5,200                      *
Barton J. Winokur (9)(11). . . . . . . . .        8,000                      *
Edward H. Chambers (12) . . . . . . . . . .       2,100                      *
Charles Corpening (13) . . . . . . . . . .            0                      *
Joseph F. Cunnane, III (3)(9). . . . . . .        5,200                      *
Richard H. Borchers (3)(9) . . . . . . . .        4,500                      *
Charles C. McGuire, III (3) . . . . . . . .         200                      *
 All officers and directors as a group (12
     Persons)(4)(6)(9) . . . . . . . . . .    1,054,623                    16.0
World Equity Partners, L.P. (14) . . . . .      441,026                     6.7


(1) In determining the percent of shares beneficially owned, shares issuable pursuant to options and warrants exercisable within 60 days of December 16, 1996 are deemed outstanding for purposes of determining the total number of outstanding shares for the holders of such options or warrants and are not deemed outstanding for such purpose for all other stockholders.
(2) Citicorp Venture Capital, Ltd. ("CVC") is a subsidiary of Citibank, N.A., a national bank. The shares listed in this table do not include 119,724 shares of Common Stock owned by certain affiliates of CVC.
(3)  Business address is 1657 Crofton Boulevard, Crofton, Maryland 21114.
(4)  Includes all stock options exercisable within 60 days of December
     16, 1996 to acquire 148,846 and 82,923 shares of Common Stock by Messrs. Kirstien and Rothstein, respectively.
(5)  Includes approximately 83,000 shares held in trust.
(6) Includes 18,288 stock options which are exercisable within 60 days of December 16, 1996 to acquire 18,288 shares.
(7)  Mr. Knief serves as Senior Vice President, of CVC.
(8) Business address is Bruckman, Rosser, Sherrill & Co., Inc., 425 Park Avenue, 7th Floor, New York, New York 10022.
(9) Includes all stock options exercisable within 60 days of December 16, 1996 to acquire 2,000 shares each for Messrs. Marchetti, Cunnane and Borchers, and 4,000 shares for Mr. Winokur.
(10) Business address is 324 Devon Way, West Chester, Pennsylvania 19380.
(11) Business address is 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103.
(12) Business address is Wawa, Inc., 260 Baltimore Pike, Wawa,
     Pennsylvania  19063.
(13) Mr. Corpening serves as an officer of CVC.
(14) World Equity Partners, L.P., a limited partnership of which another affiliate of CVC is the investment advisor, received a warrant which is exercisable for 441,026 shares of Common Stock in connection with the recapitalization described in "Certain Relationships and Transactions" below. All warrants are currently exercisable.

    DIRECTORS MEETINGS AND COMPENSATION

     The Board of Directors held five (5) meetings during the year ended September 28, 1996. Each of the Company's directors participated in 80% or more of the meetings except Mr. Farley who participated in 60% of the meetings and Mr. Corpening who participated in 40% of the meetings. During fiscal 1995, each director of the Company (other than Messrs. Kirstien, Rothstein, Rosser, Knief and Corpening) received a stipend of $1,500 for each Board of Directors meeting attended by such director. No additional compensation was paid for committee participation. The Board of Directors has established an Audit Committee, a Compensation Committee and an Operating Committee.
The Audit Committee, which currently consists of Messrs. Rosser,
Chambers and Winokur, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's audit results. The Compensation Committee, which consists of Messrs. Knief, Rosser, Farley, Winokur and Kirstien approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. The Operations Committee, which consists of Messrs. Chambers, Corpening, Kirstien and Marchetti, reviews quarterly performance and operational goals with senior executives and makes recommendations to the Board of Directors concerning personnel matters and operating strategies.

   CERTAIN RELATIONSHIPS AND TRANSACTIONS


Exchange Agreement and Stockholders Agreement

     The Company entered into an exchange agreement dated as of August 16, 1993 pursuant to which the Company will, at CVC's option, exchange all or any portion of the shares of Common Stock held by CVC, on a share-for-share basis, into Non-Voting Common Stock, par value $.001 per share ("Non-Voting Common"). The Non-Voting Common has all of the same rights and conditions, including the right to receive dividends, as the Common Stock, except holders of Non-Voting Common have no voting rights except as required by law and except with respect to certain amendments to the Company's Restated Certificate of Incorporation. The Company has been informed by CVC that CVC has no present intention to convert its shares of Common Stock into shares of Non-Voting Common.

     The Company, CVC, Management and WEP entered into a stockholders agreement dated as of August 16, 1993 which restricts transfers of Common Stock by CVC, Management and WEP, subject to certain exceptions. These restrictions are intended, among other things, to ensure compliance with the requirements contained in the Company's agreements with Wendy's International regarding minimum ownership of the Company's capital stock by CVC, Management and WEP.


     COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Kirstien and the four other most highly compensated executive officers in fiscal
1996 who were serving as executive officers at the end of fiscal 1996.


                                                  Annual Compensation                  Long-Term Compensation
                                                -----------------------              -------------------------
                                                                                    Restricted             All other
                                Fiscal                           Other Annual          Stock    Options/   Compensa-
Name and Principal Position      Year      Salary($)  Bonus($)  Compensation(1)      Awards($)   SARs(#)    tion(2)
----------------------------   --------   ----------  --------  ---------------      -------   --------   --------

Ronald D. Kirstien              1996        325,000     81,250       2,180               0       7,500       9,338
President and Chief             1995        260,842    195,000       4,127               0           0       7,368
Executive Officer               1994        248,033    200,000       3,611               0           0       5,314



Harvey Rothstein                1996        250,000     62,500       6,139               0       7,500       6,011
Executive Vice President        1995        221,946    137,040       7,104               0           0       4,698
of Real Estate and              1994        210,830    174,300       6,661               0           0       6,309
Development

Joseph F. Cunnane, III          1996        133,650     12,696       2,059               0       3,000       1,265
Senior Vice President           1995        126,827     17,325       2,449               0           0       1,397
of Operations                   1994        112,499     33,000       2,466               0       5,000       1,469


Richard H. Borchers             1996        103,725     12,966       3,868               0       3,000        876
Senior Vice President           1995         98,465     19,689       4,543               0           0        850
of Human Resources              1994         85,600     26,000       4,167               0       5,000      1,735


Peter J. Campisi (3)            1996        128,077          0       7,013               0       3,000      1,431
Senior Vice President           1995        145,384     16,800       7,896               0       5,000        903
and Chief Financial Officer     1994         30,153     15,750           0               0           0          0



(1) Other annual compensation consists of income for personal use of Company-leased automobile (including gross-up for taxes).
(2) All other compensation consists of the Company's 401(k) contribution, group term life insurance premiums paid by the Company and, for Messrs. Kirstien and Rothstein, medical costs and expenses.
(3) Peter J. Campisi was hired July, 1994. Mr. Campisi resigned effective July 31, 1996.



Option Grants in Last Fiscal Year (1)

  The following table discloses, for Mr. Kirstien and the other named executives, information regarding stock options and warrants granted during fiscal 1996.


                                                                                       Potential Realizable Value at
                                                                                          Assumed Annual Rates of
                                                                                        Stock Price Appreciation for
                                                                                              Option Term (2)
                      Number of  % of Total Options     Exercise or
                      Options    Granted to Employees   Base Price    Expiration
Name                  Granted    in Fiscal Year         (per share)     Date               5%             10%
-------------------  ---------   --------------------  ------------   ----------       ---------        ---------
Ronald D. Kirstien     7,500           23%                 $8.50          (3)            $40,092         $101,601

Harvey Rothstein       7,500           23%                  8.50          (3)             40,092          101,601

Joseph F. Cunnane,III  3,000            9%                  8.50          (3)             16,037           40,640

Richard H. Borchers    3,000            9%                  8.50          (3)             16,037           40,640

Peter J. Campisi (4)   3,000            9%                  8.50          (3)             16,037           40,640


(1)  The options vest over a five year period beginning February 8, 1996.
(2) Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall market conditions. Fair market value per share on the date of grant was determined to be $8.50.
(3) Options granted under the 1996 Plan and indicated herein generally will expire on the tenth anniversary of the date of grant. Twenty percent of the options will vest on each of the first five anniversaries of the date of grant and such options become exercisable upon vesting. In the event that any named executive's employment with the Company is terminated for any reason whatsoever, all unexercisable options will expire and be permanently forfeited.
(4) Peter J. Campisi was hired July, 1994. Mr. Campisi resigned effective July 31, 1996.


Option Exercises and Fiscal Year End Values for the Fiscal Year Ending
      September 28, 1996 (1)

  The following table shows information regarding the exercise of stock options during fiscal 1996 by Mr. Kirstien and the other named executives and the number and value of any unexercised stock options held by them as of September 28, 1996:

                                                                                       Value of Unexercised In-The
                                                        Number of Unexercised          -Money Options/at FY-End
                         Shares             Value       Options at FY-End (#)                   ($)(2)
                         Acquired on       Realized
Name                     Exercise (#)         ($)      Exercisable/Unexercisable       Exercisable/Unexercisable
--------------------     -------------   ------------  --------------------------     ---------------------------
Ronald D. Kirstien             0               0            148,846 / 189,423                290,250/369,375

Harvey Rothstein               0               0             82,923 / 108,851                161,700/212,259

Joseph F. Cunnane, III         0               0              2,000 / 8,000                        0/750

Richard H. Borchers            0               0              2,000 / 8,000                        0/750

Peter J. Campisi (3)           0               0              1000 / 0                             0/0



(1)  The closing price of the Common Stock on September 27, 1996 was $8.75.
(2) Value equals fair market value as of September 27, 1996 less exercise price.
(3) Peter J. Campisi was hired July, 1994. Mr. Campisi resigned effective July 31, 1996.

Pension Plan

  The Company does not currently maintain a pension plan for its employees.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Board of Directors currently consists of Messrs. Kirstien, Rosser, Winokur, Farley and Knief.

Report of Compensation Committee

  This Report outlines the Company's management compensation philosophy and reviews the compensation decisions made in fiscal 1996 regarding Mr. Kirstien and the other named executives.

  Management Compensation Philosophy.

  To advance the interests of its shareholders, the Company has developed a management compensation system that ensures that key members of management are compensated at a level which is competitive for the quick-service restaurant industry and commensurate with each such member's responsibility. An annual review process has been instituted to determine such member's annual performance against pre-determined criteria.

  Criteria Used For Making Compensation Decisions in Fiscal 1996.

  This section describes the criteria used by the Company regarding compensation decisions affecting Mr. Kirstien and the other executives for fiscal 1996.

  For fiscal 1996, the criteria used by the Company regarding fiscal 1996 bonuses consisted of (i) the Company's restaurant sales and earnings per share as compared to budgeted amounts for these items, (ii) meeting the schedule for opening new restaurants set forth in the Company's development agreement with Wendy's International, and (iii) performance of newly opened restaurants based on certain criterion.

  Base salary for other executive officers are determined on a case-by-case basis by the Compensation Committee and aim to compensate each such officer at a level which meets industry standards and such officer's performance. Bonuses for executives of the Company are based on certain predetermined, quantitative performance criteria of the Company. For fiscal 1996 , such criteria generally consisted of (i) the Company's net sales as compared to prior year net sales, (ii) pre-tax income targets for the Company, (iii) cash flow targets for the Company, (iv) management retention, (v) other operational factors depending on such executive's primary area of responsibility and (vi) a discretionary component based on a variety of intangible factors (generally less than 5% of the total bonus).

Performance Graph

  The following graph compares the cumulative total return on $100 invested on August 9, 1993 (the first day of public trading of the Common Stock) in the Common Stock of the Company, the S&P 500 Index and the S&P Restaurants Index. The return of the Standard & Poor's indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

           CUMULATIVE TOTAL RETURN GRAPH APPEARS HERE


MEASUREMENT DATE           DAVCO RESTAURANTS, INC     S&P 500   PEER GROUP
-----------------          -----------------------   ---------  ----------
8/10/93                          100                    100        100
9/93 FYE                         121                    103        102
9/94 FYE                         132                    107        107
9/95 FYE                         111                    139        145
9/96 FYE                          72                    167        173


                 FEDERAL INCOME TAX CONSEQUENCES
                  RELEVANT TO STOCK OPTION PLANS

  The following is intended only as a brief summary of the Federal income tax rules relevant to stock options issued under the 1997 Employee Stock Option Plan and the 1997 Director Stock Option Plan. These rules are highly technical and subject to change in the future.

  Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to an executive who is the chief executive or one of the four other highest paid executives in excess of $1 million in any taxable year (the "$1 million cap"). In general, compensation received on account of the exercise of options that were granted on or prior to February 17, 1993 will not be subject to the $1 million cap. Compensation attributable to the exercise of options granted after February 17, 1993, however, could be counted in determining whether the $1 million cap has been exceeded in any taxable year. Whether the $1 million cap with respect to such an executive will be exceeded, and whether the Company's deductions for compensation paid in excess of the $1 million cap will be denied, will depend on the resolution of various factual and legal issues that cannot be determined at this time.

  Nonqualified Stock Options. In general, an optionee will not recognize any taxable income, and the Company will not be entitled to a deduction, upon the grant of a nonqualified stock option ("NQO") within the meaning of Section 422 of the Internal Revenue Code, as amended. Upon the exercise of an NQO where the exercise price is paid in cash, the optionee will recognize ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired over the option exercise price. The amount of such excess is generally determined by reference to the fair market value of the Common Stock on the date of exercise. However, in the case of an optionee subject to six month short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934 (a "16(b) Person") (typically, officers, directors and major stockholders of the Company), such excess is determined by using the fair market value on the later of the date of exercise or the date six months after the date of grant, unless such optionee elects to be taxed based on the fair market value of the Common Stock on the date of exercise by filing an appropriate election with the Internal Revenue Service within 30 days after the exercise date. Such liability is unlikely to attach since under recently enacted rules, it only applies if a 16(b) Person exercises an option and sells the option stock within six months of the date of the option grant. An optionee's basis in the stock received will equal such stock's fair market value on the date of exercise (or on the date six months after the date of grant, if later, in the case of an optionee who is a 16(b) Person and who makes no such election). The Company will be entitled to a deduction (subject to the $1 million cap) equal to the compensation taxable to the optionee.

  Upon the sale of shares acquired pursuant to the exercise of an NQO, such optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. Such capital gain or loss will be long-term gain or loss if the optionee has held the shares for more than one year. In the case of an optionee who is a 16(b) Person and who does not make the election described above, any such capital gain will be long-term only if the stock has been held for more than one year after the later of the exercise date or the date six months after the date of grant. The Company will not be entitled to any deduction with respect to any capital gain recognized by the optionee.

  Use of Common Stock to Pay Option Price. If an optionee delivers previously-acquired Common Stock, however acquired, in payment of all or part of the option exercise price of an NQO, the optionee will not, as a result of such delivery, recognize gain or loss for federal income tax purposes on the shares surrendered. The optionee's tax basis in, and holding period for, the previously-acquired stock surrendered will carry over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered will constitute compensation taxable to the optionee as ordinary income. Such fair market value will be determined on the date of exercise, except in the case of 16(b) Persons as discussed above. The tax basis for such shares will equal their fair market value as so determined, and such shares' holding period begin on the date on which the fair market value of such shares is determined. The Company will be entitled to a tax deduction (subject to the $1 million cap) equal to the compensation income recognized by the optionee. The Company will not be entitled to a deduction with respect to any such capital gain recognized by the optionee.



             DIRECTOR AND OFFICER SECURITIES REPORTS

  The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission, the applicable stock exchange and the Secretary of the Company, initial reports of ownership and reports of changes in ownership of the Common Stock of the Company.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings during the fiscal year ended September 28, 1996.

                      SHAREHOLDER PROPOSALS

  Proposals of shareholders to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company by July 15, 1997 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 1997 Annual Meeting will be scheduled for January 26, 1998.

                    VOTE REQUIRED FOR APPROVAL

  As to each matter submitted to the shareholders for approval at the 1996 Annual Meeting of Shareholders, the affirmative vote of the holders of a majority of the Common Stock of the Company represented at the meeting and entitled to vote is required for approval. Holders of one-third of the outstanding shares entitled to vote need to be present at the Annual Meeting of Shareholders for a quorum to be present.






                                  EXHIBIT A

      1997 DIRECTOR STOCK OPTION PLAN


          1.   Purpose.  The purpose of the 1997
Director Stock Option Plan of DavCo Restaurants, Inc. (the "Company") is to promote the interests of the Company by providing incentives to certain qualified directors of the Company and to reward those designated directors for services rendered on behalf of the Company.

          2.   Definitions.  As used herein, the
following terms shall have the following meanings:

               "Board" shall mean the Board of Directors of the Company.

               "Code" shall mean the Internal Revenue
Code of 1986, as amended.

               "Company" shall mean DavCo
Restaurants, Inc., a Delaware corporation.

               "Disability" shall mean the condition of an Optionee which (i) renders such Optionee unable to engage in any substantial gainful activities by reason of any medically determinable physical or mental impairment which can be expected to result in death, (ii) which has lasted or can be expected to last for a continuous period of not less than six (6) months or (iii) prevents such Optionee from serving as a director of the Company.

               "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

               "Fair Market Value" shall mean the
arithmetic mean of the highest and lowest sale prices of the shares of the Company's Stock as reported on the NASDAQ
National Market System on (i) the relevant date for valuation or
(ii) if there are no such sales on such date, the nearest preceding date upon which such sales took place.

               "Nonparticipant Board Members" shall
mean those members of the Board who are not Optionees hereunder.

               "Option" shall mean an option to
purchase shares of Stock, granted pursuant to the Plan and subject to the terms and conditions described in the Plan, which is not an "incentive stock option" within the meaning of Section
422A of the Code.

               "Optionee" shall mean a director of the
Company who is designated to receive Options pursuant to the Plan.

               "Plan" shall mean the DavCo
Restaurants, Inc.'s 1997 Director Stock Option Plan, as amended from time to time pursuant to Section 7.

               "Stock" shall mean the Company's
common stock, par value $.001 per share.

               "Subsidiary" shall mean a subsidiary of
the Company as defined in Section 425(f) of the Code.

          3.   Administration.  The Plan shall be
administered by the Nonparticipant Board Members. Grants of Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section
5. The Nonparticipant Board Members shall have the power to interpret the Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Plan as they may deem desirable. Any interpretation, determination, or other action made or taken by the Nonparticipant Board Members shall be final, binding and conclusive. Any action reduced to writing and signed by all of the Nonparticipant Board Members shall be as fully effective as if it had been taken by a vote at a meeting duly called and held. None of the Nonparticipant Board Members shall be personally liable for any interpretation, determination or other action made in good faith with respect to the Plan or the Options.

          4.   Shares Subject to the Plan.

               (a)  Class.  The shares which are to
be made the subject to awards granted under the Plan shall be the Company's authorized but unissued Stock. In connection with the issuance of Stock under the Plan, the Company may repurchase Stock in the open market or otherwise.

               (b)  Aggregate Amount.  The total
number of shares of Stock authorized for issuance pursuant to Options granted under the Plan shall not exceed 24,000 shares (subject to adjustment under Section 8(c)). If any outstanding Option expires or terminates prior to exercise for any reason, then the Stock allocable to the unexercised portion of such Option shall not be charged against the limitation of this Section 4(b) and may again become the subject of an Option granted under the Plan.

          5.   Terms, Conditions and Form of
Options. Each Option granted under the Plan shall be evidenced by a written agreement (the "Agreement") in such form as the Board shall from time to time approve, which Agreements shall comply with and be subject to the following terms and conditions.

               (a)  Option Grants.  On the date of
the first meeting of the Board following the Annual Meeting of Shareholders in each year, each Optionee will automatically be granted an Option to purchase shares of Stock in the amounts set forth below, without further action by the Board:

               Optionee                 Shares

          Barton J. Winokur              4,000
          Gino Marchetti                 4,000
          Edward Chambers                4,000
          Randolph Habeck                4,000
          James D. Farley                4,000
          Harold Rosser                  4,000

               (b)  Exercise Period.  100% of the
Options will become exercisable on each of the first anniversary of the grant date of Options. Options shall terminate ten (10) years from the date of grant. On the date that any Optionee is terminated as a director of the Company, for any reason whatsoever (including for death or Disability) (the "Termination Date"), Options granted to such director which have not become exercisable as of the Termination Date shall be forfeited.

               (c)  Exercise Price.  The price per
share of Stock at which an Option may be exercised shall be equal to the Fair Market Value on the date the Option is granted.

               (d)  Exercise Procedure.  Options
may be exercised (in full or in part) by written notice to the Company at its principal office specifying the number of shares of Stock with respect to which the Option is being exercised and accompanied by payment, in cash, of the exercise price for the shares with respect to which the Option is being exercised.

               (e)  Options Non-Transferable.  No
option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Optionee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee who received them or the Optionee's guardian or legal representative.

               (f)  Death or Disability of Optionee.
In the case of death, Options may be exercised by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or, if no person has such rights, by the Optionee's executors or administrators; provided that such person(s) consent in writing to abide by and be subject to the terms of the Plan and the Agreement and such written consent is delivered to an officer of the Company. In the case of Disability such that an Optionee is incapable of exercising any Option, Options may be exercised by the Optionee's legal guardian, of, if no such person exists, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or, if no person has such rights, by the Optionee's executors or administrators; provided that such person(s) consent in writing to abide by and be subject to the terms of the Plan and the Agreement and such written consent is delivered to an officer of the Company.

               (g)  Termination of Employment.  If
an Optionee's employment with the Company as a director is terminated for any reason whatsoever, he or she, or such persons' representative as provided in Section 5(f), may exercise such person's Option to the extent exercisable, at any time or from time to time, but in no event later than the expiration date specified pursuant to Section 5(b).

               (h)  No Rights as Shareholder.  No
Optionee shall have any rights as a shareholder with respect to any shares of Stock subject to Options prior to the date of issuance to such person of a certificate or certificates for such shares of Stock.

          6.   Compliance With Other Laws and
Regulations. The Plan, the grant and exercise of Options under the Plan, and the obligation of the Company to issue shares of Stock under such Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Optionees, and to any approvals by any government or regulatory agency as may be required. The
Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or the NASDAQ National Market
System on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange or system, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

          7.   Amendment and Discontinuance.  The
Board may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of
Section 8(c), no action of the Board without approval of the shareholders of the Company may be taken if such action would cause the Plan to fail to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, as then in effect without the consent of each Option holder. Notwithstanding the foregoing, Section 5 shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

          8.   General Provisions.

               (a)  Assignability.  The rights and
benefits under the Plan shall not be assignable or transferable by an Optionee other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, Options granted under the Plan shall be exercisable only him or her.

               (b)  Termination of Plan.  No Options
may be granted under this Plan after the date which is five years after the effective date of the Plan (or if such date is not a business day, on the next succeeding business day). The Plan shall automatically terminate after all Options granted thereunder have terminated or expired.

               (c)  Adjustments in Event of Change
in Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination, or exchange of shares, or of any similar change affecting the Stock, the number and class of shares subject to outstanding Agreements, the exercise price per share thereof, and any other terms of the Plan or the Agreements which in the Board's sole discretion require adjustment shall be appropriately adjusted consistent with such change in such manner as the Board may deem appropriate.

               (d)  No Right to Continue as an
Employee. None of the Plan, the granting of any Option or any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will continue to employ an Optionee for any period of time or at any particular rate of compensation.

               (e)  ERISA.  The Plan is not an
employee benefit plan which is subject to the provisions of ERISA and the provisions of Section 401(a) of the Code are not applicable to the Plan.

               (f)  Non-Statutory Stock Options.
All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Code.

               (g)  Effective Date of the Plan.  The
Plan shall take effect upon adoption by the shareholders of the Company.

               (h)  Governing Law.  The Plan and all
interpretations and determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without regard to the choice of law provisions thereof.



                                  EXHIBIT B

      1997 EMPLOYEE STOCK OPTION PLAN


          1.   Purpose.  The purpose of the 1997
Employee Stock Option Plan of DavCo Restaurants, Inc. (the
"Company") is to promote the interests of the Company by providing incentives to certain qualified employees of the Company.

          2.   Definitions.  As used herein, the
following terms shall have the following meanings:

               "Board" shall mean the Board of Directors of the Company.

               "Code" shall mean the Internal Revenue
Code of 1986, as amended.

               "Company" shall mean DavCo
Restaurants, Inc., a Delaware corporation.

               "Disability" shall mean the condition of an Optionee which (i) renders such Optionee unable to engage in any substantial gainful activities by reason of any medically determinable physical or mental impairment which can be expected to result in death, (ii) which has lasted or can be expected to last for a continuous period of not less than six (6) months or (iii) prevents such Optionee from serving as an employee of the Company.

               "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

               "Fair Market Value" shall mean the
arithmetic mean of the highest and lowest sale prices of the shares of the Company's Stock as reported on the NASDAQ
National Market System on (i) the relevant date for valuation or
(ii) if there are no such sales on such date, the nearest preceding date upon which such sales took place.

               "Option" shall mean an option to
purchase shares of Stock, granted pursuant to the Plan and subject to the terms and conditions described in the Plan, which is not an "incentive stock option" within the meaning of Section
422A of the Code.

               "Optionee" shall mean an employee of
the Company who is designated to receive Options pursuant to the Plan.

               "Plan" shall mean the DavCo
Restaurants, Inc.'s 1997 Employee Stock Option Plan, as amended from time to time pursuant to Section 7.

               "Stock" shall mean the Company's
common stock, par value $.001 per share.

               "Subsidiary" shall mean a subsidiary of
the Company as defined in Section 425(f) of the Code.

          3.   Administration.  The Plan shall be
administered by the Board. Grants of Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5. The Board shall have the power to interpret the Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Plan as they may deem desirable.
Any interpretation, determination, or other action made or taken by the Board shall be final, binding and conclusive. Any action reduced to writing and signed by all of the Board shall be as fully effective as if it had been taken by a vote at a meeting duly called and held. None of the Board shall be personally liable for any interpretation, determination or other action made in good faith with respect to the Plan or the Options.

          4.   Shares Subject to the Plan.

               (a)  Class.  The shares which are to
be made the subject to awards granted under the Plan shall be the Company's authorized but unissued Stock. In connection with the issuance of Stock under the Plan, the Company may repurchase Stock in the open market or otherwise.

               (b)  Aggregate Amount.  The total
number of shares of Stock authorized for issuance pursuant to Options granted under the Plan shall not exceed 31,000 shares (subject to adjustment under Section 8(c)). If any outstanding Option expires or terminates prior to exercise for any reason, then the Stock allocable to the unexercised portion of such Option shall not be charged against the limitation of this Section 4(b) and may again become the subject of an Option granted under the Plan.

          5.   Terms, Conditions and Form of
Options. Each Option granted under the Plan shall be evidenced by a written agreement (the "Agreement") in such form as the Board shall from time to time approve, which Agreements shall comply with and be subject to the following terms and conditions.

               (a)  Option Grants.  On the date of
the first meeting of the Board following the Annual Meeting of Shareholders in each year, each Optionee will automatically be granted an Option to purchase shares of Stock in the amounts set forth below, without further action by the Board:

               Optionee                 Shares

          Ronald D. Kirstien                 7,500
          Harvey Rothstein                   7,500
          Joseph Cunnane                     3,000
          Richard Borchers                   3,000
          [Vice President]                   3,000
          [Vice President]                   2,000
          [Vice President]                   2,000
          [Division V.P. A]                  1,500
          [Division V.P. B]                  1,500




               (b)  Exercise Period.  20% of the
Options will become exercisable on each of the first, second, third, fourth and fifth anniversaries of the grant date of Options. Options shall terminate ten (10) years from the date of grant.
On the date that any Optionee is terminated as an employee of the Company, for any reason whatsoever (including for death or Disability) (the "Termination Date"), Options granted to such employee which have not become exercisable as of the Termination Date shall be forfeited.

               (c)  Exercise Price.  The price per
share of Stock at which an Option may be exercised shall be equal to the Fair Market Value on the date the Option is granted.

               (d)  Exercise Procedure.  Options
may be exercised (in full or in part) by written notice to the Company at its principal office specifying the number of shares of Stock with respect to which the Option is being exercised and accompanied by payment, in cash, of the exercise price for the shares with respect to which the Option is being exercised.

               (e)  Options Non-Transferable.  No
option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Optionee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee who received them or the Optionee's guae exercised by the Optionee's legal guardian, of, if no such person exists, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or, if no person has such rights, by the Optionee's executors or administrators; provided that such person(s) consent in writing to abide by and be subject to the terms of the Plan and the Agreement and such written consent is delivered to an officer of the Company.

               (g)  Termination of Employment.  If
an Optionee's employment with the Company is terminated for any reason whatsoever, he or she, or such persons' representative as provided in Section 5(f), may exercise such person's Option to the extent exercisable, at any time or from time to time, but in no event later than the expiration date specified pursuant to Section 5(b).

               (h)  No Rights as Shareholder.  No
Optionee shall have any rights as a shareholder with respect to any shares of Stock subject to Options prior to the date of issuance to such person of a certificate or certificates for such shares of Stock.

          6.   Compliance With Other Laws and
Regulations. The Plan, the grant and exercise of Options under the Plan, and the obligation of the Company to issue shares of Stock under such Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Optionees, and to any approvals by any government or regulatory agency as may be required. The
Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or the NASDAQ National Market
System on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange or system, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

          7.   Amendment and Discontinuance.  The
Board may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of
Section 8(c), no action of the Board without approval of the shareholders of the Company may be taken if such action would cause the Plan to fail to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, as then in effect without the consent of each Option holder. Notwithstanding the foregoing, Section 5 shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

          8.   General Provisions.

               (a)  Assignability.  The rights and
benefits under the Plan shall not be assignable or transferable by an Optionee other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, Options granted under the Plan shall be exercisable only him or her.

               (b)  Termination of Plan.  No Options
may be granted under this Plan after the date which is five years after the effective date of the Plan (or if such date is not a business day, on the next succeeding business day). The Plan shall automatically terminate after all Options granted thereunder have terminated or expired.

               (c)  Adjustments in Event of Change
in Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination, or exchange of shares, or of any similar change affecting the Stock, the number and class of shares subject to outstanding Agreements, the exercise price per share thereof, and any other terms of the Plan or the Agreements which in the Board's sole discretion require adjustment shall be appropriately adjusted consistent with such change in such manner as the Board may deem appropriate.

               (d)  No Right to Continue as an
Employee. None of the Plan, the granting of any Option or any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will continue to employ an Optionee for any period of time or at any particular rate of compensation.

               (e)  ERISA.  The Plan is not an
employee benefit plan which is subject to the provisions of ERISA and the provisions of Section 401(a) of the Code are not applicable to the Plan.

               (f)  Non-Statutory Stock Options.
All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Code.

               (g)  Effective Date of the Plan.  The
Plan shall take effect upon adoption by the shareholders of the Company.

               (h)  Governing Law.  The Plan and all
interpretations and determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without regard to the choice of law provisions thereof.